Exhibit (j) - Consent of Independent Accountants





   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the Aegis Value Fund, Inc. and to the use of our report dated September 29, 2005 on the Aegis Value Fund, Inc. s financial statements and financial highlights. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.



                          Briggs, Bunting & Dougherty, LLP


Philadelphia, Pennsylvania
December 14, 2005